Voting Results of Special Shareholder meetings (Unaudited):

Special meetings of the shareholders of
the Governor Funds were held on December
13, 2000 and December 15, 2000 to consider three separate shareholder proposals related to reorganization of the Funds.
In the proposed reorganization, the shareholders
 of a Governor Fund would receive shares of a comparable Vision Fund. This reorganization is being proposed in connection with the recent merger of Keystone Financial, Inc. ("Keystone") into M & T Corporation, the corporate parent of M & T Bank, which took place on October 6, 2000.
Prior to the merger of Keystone and M & T
Corporation, Keystone was the corporate parent of Martindale Andres & Company, LLC ("Martindale"), the investment advisor to each Governor Fund.
At the meetings shareholders voted on the following proposals:

Proposal 1
To approve the Agreement and Plan of Reorganization between the Governor Funds and the Vision Group of Funds.

				Number of         Number of
Fund	                  Votes For	     Votes Against
Aggressive Growth Fund	11,122,490	         7,692
Established Growth Fund	17,850,982	        15,543
Intermediate Term Income Fund	25,291,130	  6,739
International Equity Fund 3,933,399  	    -
Limited Duration Government
Securities Fund	 	  7,252,158		     -
Pennsylvania Municipal Bond Fund 8,091,049	-
Prime Money Market Fund	  133,951,056       246,337
U.S. Treasury Obligations Money
Market Fund		11,075,786		           -
Lifestyle Conservative Growth Fund 12,879	    1,957
Lifestyle Moderate Growth Fund 51,031	    3,176
Lifestyle Growth Fund 67,216		  	      172

			Number of	     		 Election
Fund			Votes Abstaining 		 Results
Aggressive Growth Fund	11,919		  Passed
Established Growth Fund	 38,498		  Passed
Intermediate Term Income Fund 27,315        Passed
International Equity Fund -		        Passed
Limited Duration Government
Securities Fund	 	  14,917		  Passed
Pennsylvania Municipal Bond Fund 71,434     Passed
Prime Money Market Fund	 260,385		  Passed
U.S. Treasury Obligations Money
Market Fund	              38,140		  Passed
Lifestyle Conservative Growth Fund 288      Passed
Lifestyle Moderate Growth Fund  6,260       Passed
Lifestyle Growth Fund 3,933		        Passed


Proposal 2
To approve a new investment advisory
agreement between the Governor Funds,
on behalf of each Governor Fund, and Martindale
Andres & Company, LLC.

				Number of          Number of
Fund				Votes For	      Votes Against
Aggressive Growth Fund  11,364,810	  	   7,199
Established Growth Fund 18,494,695	         14,473
Intermediate Term Income Fund 25,359,523	    7,899
International Equity Fund	3,934,312		-
Limited Duration Government
Securities Fund	 	  7,259,208		      -
Pennsylvania Municipal Bond Fund 8,237,276	-
Prime Money Market Fund	         161,527,418 249,313
U.S. Treasury Obligations Money
Market Fund		        12,162,500	      -
Lifestyle Conservative Growth Fund 25,566	     1,957
Lifestyle Moderate Growth Fund 115,069	     3,322
Lifestyle Growth Fund     132,763		      172

					Number of		Election
Fund				Votes Abstaining	       Results
Aggressive Growth Fund		12,028		 Passed
Established Growth Fund		38,626		 Passed
Intermediate Term Income Fund 27,315		 Passed
International Equity Fund       -		       Passed
Limited Duration Government
Securities Fund	 	      14,917		 Passed
Pennsylvania Municipal Bond Fund 71,434		 Passed
Prime Money Market Fund		260,358		 Passed
U.S. Treasury Obligations Money
Market Fund		            38,140		 Passed
Lifestyle Conservative Growth Fund 97		 Passed
Lifestyle Moderate Growth Fund 1,328		 Passed
Lifestyle Growth Fund          3,017		 Passed

Proposal 3
To approve an investment sub-advisory
agreement between Martindale Andres & Company,
LLC and Brinson Partners, Inc. on behalf of the International Equity Fund.

					Number of       Number of
Fund					Votes For	   Votes Against
International Equity Fund      3,934,312		 -



					Number of		Election
Fund					Votes Against	Results
International Equity Fund	   -		        Passed

Subsequent Events

On January 5, 2001 the assets and liabilities of the Governor U.S. Treasury Obligations Money
Market Fund were transferred into the Vision
Treasury Money Market Fund.  Additionally, on
January 8, 2001, the assets and liabilities of the remaining Governor Funds were transferred into the respective Vision Group of Funds.